Exhibit 99.1

CHF Solutions, Inc. Announces 21% Revenue Growth for its Third Quarter, 2017 and Provides Company Update

Eden Prairie, MN: October 31, 2017: CHF Solutions, Inc. (NASDAQ: CHFS) announced today its third quarter 2017 results, for the period ending September 30, 2017, which included the following highlights:

•	Revenue for third quarter ended September 30, 2017 increased 21% compared to the same period in 2016 on a proforma basis.

•	Hired and trained 6 additional experienced sales professionals and increased the US sales team to 10 territories, up from 4 territories in Q2.

•	Initiated international distribution by signing a distribution agreement with APC Cardiovascular Ltd., a distributor based in the United Kingdom.

•	Held a scientific advisory board meeting with 6 key physician opinion leaders that provided guidance on protocol design for a mechanistic study and a registry study expected to begin in early 2018.

•	Transition of Aquadex FlexFlow System manufacturing from Baxter to in-house operations going as planned and on schedule. In-house manufacturing expected to commence in the fourth quarter of 2017.

•	Reduced operating expenses by 31% and operating cash utilization by 35% from same quarter last year.

•	Subsequent to quarter end, received NASDAQ notification that Company is in compliance with minimum bid price requirements and the listing matter has been closed.

 “We are pleased with our performance during the third quarter 2017 as we realized substantive revenue growth as compared to the same period in 2016 and versus last quarter,” said John Erb, CEO of CHF Solutions. “We are pleased to have initiated our international distribution and continue to make progress in the execution of our growth strategy with the addition of 6 new experienced sales representatives, while continuing to make progress on manufacturing, product enhancements, market positioning and clinical evidence development,” Mr. Erb added.

FINANCIALS

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
 (Unaudited and in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net sales	$957	$543	$2,722	$543
Costs and expenses:
Cost of goods sold	782	187	1,912	187
Selling, general and administrative	2,671	2,683	7,478	5,444
Research and development	367	1,735	1,002	7,511
Total costs and expenses	3,820	4,605	10,392	13,142
Loss from operations	(2,863)	(4,062)	(7,670)	(12,599)
Other income (expense):
Interest expense	-	(68)	-	(504)
Loss on early retirement of long-term debt	-	(500)	-	(500)
Other income, net	17	2	28	2
Warrant valuation expense	-	-	(67)	-
Change in fair value of warrant liability	4	646	1,470	646
Total other income (expense)	21	80	1,431	(356)
Loss before income taxes	(2,842)	(3,982)	(6,239)	(12,955)
Income tax benefit (expense), net	(5)	65	(6)	64
Net loss	$(2,847)	$(3,917)	$(6,245)	$(12,891)

Basic and diluted loss per share	$(4.55)	$(117.66)	$(25.36)	$(409.02)

Weighted average shares outstanding – basic and diluted	626	33	359	32

Other comprehensive loss:
Foreign currency translation adjustments	$(1)	$(6)	$(7)	$(12)
Total comprehensive loss	$(2,848)	$(3,923)	$(6,252)	$(12,903)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2017 (unaudited)	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$2,513	$1,323
Accounts receivable	780	282
Inventory	1,337	677
Other current assets	108	137
Total current assets	4,738	2,419
Property, plant and equipment, net	575	540
Intangible assets, net	3,817	4,302
Goodwill	189	189
Other assets	21	21
TOTAL ASSETS	$9,340	$7,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,412	$2,351
Accrued compensation	815	909
Total current liabilities	2,227	3,260
Common stock warrant liability	6	1,843
Other liabilities	126	126
Total liabilities	2,359	5,229
Commitments and contingencies	—	—

Temporary Stockholders’ Equity
Series D convertible preferred stock as of September 30, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 900 shares, respectively, issued and outstanding 0 and 700, respectively	—	485

Stockholders’ equity
Series A junior participating preferred stock as of September 30, 2017 and December 31, 2016, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series B-1 convertible preferred stock as of September 30, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 1,824.4 shares, respectively, issued and outstanding 0 and 1,824.4, respectively	—	—
Series C convertible preferred stock as of September 30, 2017 and December 31, 2016, par value $0.0001 per share; authorized 0 and 2,900 shares, respectively, issued and outstanding 0 and 2,900, respectively	—	—
Preferred stock as of September 30, 2017 and December 31, 2016, par value $0.0001 per share; authorized 39,970,000 and 39,964,375.6 shares, respectively, none outstanding	—	—
Common stock as of September 30, 2017 and December 31, 2016, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 625,844 and 38,862, respectively	—	—
Additional paid‑in capital	180,972	169,496
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,228	1,235
Accumulated deficit	(175,219)	(168,974)
Total stockholders’ equity	6,981	1,757
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,340	$7,471

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended September 30,
	2017	2016
Operating Activities:
Net loss	$(6,245)	$(12,891)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization expense	656	457
Stock-based compensation expense, net	391	764
Amortization of debt discount and financing fees	-	187
Loss on early retirement of long-term debt	-	500
Change in fair value of warrant liability	(1,470)	(646)
Warrant valuation expense	67	-
Changes in operating assets and liabilities:
Accounts receivable	(498)	(111)
Inventory	(660)	(202)
Other current assets	28	256
Other assets	-	(471)
Accounts payable and accrued expenses	(1,038)	(1,406)
Net cash used in operations	(8,769)	(13,563)

Investing Activities:
Purchases of property and equipment	(206)	(110)
Acquisition of Aquadex product line	-	(4,000)
Net cash used in investing activities	(206)	(4,110)

Financing Activities:
Net proceeds from public stock offering	8,002	-
Net proceeds from exercise of warrants	1,981	-
Net proceeds from the sale of common stock, preferred stock, and warrants	184	3,362
Repayments on borrowings on long-term debt	-	(8,000)
Net cash (used in) provided by financing activities	10,167	(4,638)

Effect of exchange rate changes on cash	(2)	(10)
Net increase (decrease) in cash and cash equivalents	1,190	(22,321)
Cash and cash equivalents - beginning of period	1,323	23,113
Cash and cash equivalents - end of period	$2,513	$792

Supplement schedule of non-cash activities
Warrants issued as inducement to warrant exercise	$509	$-
Conversion of temporary equity to permanent equity	$485	$-
Common stock issued for business acquisition	$-	$950

Supplemental cash flow information
Cash paid for interest	$-	$840
Cash paid for income taxes	$8	$47

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance.

To access the live webcast, please visit the Investors page of the CHF Solutions website at www.chf-solutions.com. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID 2559289. An audio archive of the webcast and a transcript of the call will be available following the call on the Investor page at www.chf-solutions.com.

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow® system for Aquapheresis® therapy. The Aquadex FlexFlow system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies.  The company's objective is to improve the quality of life for patients with heart failure and related conditions. CHF Solutions, Inc. is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding expectations to commence in-house manufacturing in the fourth quarter of 2017, and expectations to begin a mechanistic study and a registry study in early 2018. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our recently announced strategic realignment, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Claudia Napal Drayton	Investor Relations
Chief Financial Officer	CHF Solutions, Inc.
CHF Solutions, Inc.	ir@chf-solutions.com
T: +1-952-345-4205

-or-
Bret Shapiro
Managing Partner
CORE IR
516 222 2560
brets@coreir.com
www.coreir.com